EXHIBIT 10.47

Execution Version

GUARANTEE AGREEMENT

THIS GUARANTEE AGREEMENT is made as of January 20, 2010 (this “Agreement”), between ITT Educational Services, Inc., a Delaware corporation (the “Guarantor”) and Deutsche Bank Trust Company Americas, as indenture trustee and collateral agent (the “Secured Party”) under the indenture and credit agreement dated as of January 20, 2010 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Indenture and Credit Agreement”) among PEAKS Trust 2009-1 (the “Trust”), Deutsche Bank National Trust Company, as the lender trustee (the “Lender Trustee”), and the Secured Party.

RECITALS

A. The Guarantor offers certain programs of education through schools that it owns and operates.

B. Many students attending the Guarantor’s schools need private student loans to finance their education costs to the extent such costs are not fully covered by other sources.

C. The Trust has been established pursuant to a Trust Agreement dated as of December 23, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Trust Agreement”), between Access Group, Inc., as depositor (the “Depositor”), and Deutsche Bank Trust Company Delaware, as owner trustee (in such capacity, the “Owner Trustee”), for the purpose of purchasing and holding loans made to students attending the Guarantor’s schools (the “Student Loans”).

D. The Trust Agreement and the Indenture and Credit Agreement provide for senior asset-backed notes to be issued by the Trust (the “Senior Notes”) and for a subordinate variable funding note to be issued by the Trust (the “Subordinated Note”) to provide funds to purchase and hold Student Loans. The Senior Notes will be purchased by certain purchasers (the “Note Purchasers”) pursuant to the terms of a note purchase agreement dated as of January 20, 2010 (the “Senior Notes Note Purchase Agreement”) between the Trust and the Note Purchasers and acknowledged by the Secured Party.

E. The Trust Agreement and the Indenture and Credit Agreement also provide for the terms of a loan (the “Loan” and together with the Senior Notes, the “Senior Credit”) to provide funds to purchase and hold Student Loans, which Loan will be made by a lender (the “Lender” and together with the Note Purchasers, the “Senior Creditors”) to the Trust pursuant to a loan agreement (the “Loan Agreement”) dated as of January 20, 2010 among the Trust, the Secured Party and the Lender.

F. The proceeds of the Senior Notes and the Loan will be used to (a) purchase the Student Loans, (b) fund a reserve account (the “Reserve Account”) held by the Secured Party and (c) pay certain fees of the Trust. Amounts on deposit in the Reserve Account will only be available to pay certain amounts that are due and owing with respect to the Senior Credit and certain fees of the Trust as set forth in the Indenture and Credit Agreement.

G. As a condition to the issuance of the Senior Notes and the extension of the Loan, the Indenture and Credit Agreement requires that the Guarantor guarantee the payment, on the terms set forth herein, of the Guaranteed Payments.

H. Capitalized terms used but not defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Indenture and Credit Agreement.

AGREEMENTS

1. The Guarantor hereby (a) unconditionally and irrevocably guarantees to the Secured Party the full and prompt payment when due from time to time of: (i) all Ordinary Administrative Expenses payable on any Payment Date, (ii) all interest payable on the Senior Credit on any Payment Date or at the maturity of the Senior Credit (including as a result of the acceleration of the maturity of the Senior Credit following an event of default under the Indenture and Credit Agreement), (iii) principal due and payable on the Senior Credit at the maturity of the Senior Credit (including as a result of the acceleration of the maturity of the Senior Credit following an event of default under the Indenture and Credit Agreement), (iv) any Call Premium due upon a prepayment in full of the Senior Credit, (v) on any Payment Date after the Payment Date in February 2012, the Arranging Agent Fee for such Payment Date, (vi) on any Payment Date related to a Monthly Measurement Date on which the Asset/Liability Test is not satisfied (x) an amount sufficient to reduce the Outstanding Amount of the Senior Credit to an amount that would satisfy the Asset/Liability Test if the Asset/Liability Test were calculated giving effect to such reduction, and (y) any Call Premium that is payable upon a payment of principal on the Senior Credit in the amount set forth in clause (x), and (vii) to the extent not otherwise covered pursuant to clauses (i) -(vi) above, any principal and interest payable on the Senior Credit when due and any Call Premium due upon a prepayment in full of the Senior Credit (the obligations identified in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) being referred to herein as the “Guaranteed Payments”); (b) agrees to pay all costs, expenses and reasonable attorneys’ fees incurred by the Secured Party in enforcing this Agreement; and (c) agrees to pay to the Secured Party the amount of any payments made to the Secured Party on account of the Guaranteed Payments which are recovered from the Secured Party or the Senior Creditors by a trustee, receiver, creditor or other party pursuant to applicable law. The Guarantor shall not be required to make any payments in respect of any Guaranteed Payments as set forth herein unless Available Funds and amounts on deposit in the Reserve Account available to make any such Guaranteed Payments on the related Payment Date are insufficient to pay any such Guaranteed Payments.

2. To the extent that, as of the Monthly Measurement Date for a Payment Date, there are not sufficient Available Funds and amounts on deposit in the Reserve Account available to pay any Guaranteed Payments on the related Payment Date, the Secured Party shall demand payment of any such Guaranteed Payments from the Guarantor by delivery of a demand for payment in substantially the form of Exhibit A to this Agreement (the “Payment Demand”). The Guarantor shall, by 4:00 p.m., New York City time, on the Business Day immediately preceding the related Payment Date (or, if the Payment Demand is not delivered by the Secured Party on or prior to the Business Day immediately following the related Monthly Measurement Date, then by 4:00 p.m., New York City time, on the third Business Day following delivery of the Payment Demand), make payment of the amount demanded in immediately available funds to the account of the Secured Party identified in such Payment Demand. Payment of any other amounts described in Section 1 shall be made promptly upon demand for payment thereof in writing from the Secured Party, which shall refer to this Agreement and identify the amount required to be paid in reasonable detail.

3. This is a guarantee of payment, and not of collection. The Secured Party shall not be obligated to: (a) take any steps whatsoever to collect from, or to file any claim of any kind against, the Trust or any other person or entity liable for payment of any Guaranteed Payments; or (b) take any steps whatsoever to protect, accept, obtain, enforce, take possession of, perfect its interest in, foreclose or realize on collateral or security, if any, for the payment of the Guaranteed Payments (except for Available Funds and amounts on deposit in the Reserve Account held under the Indenture and Credit Agreement and available for such payment in accordance with the terms thereof); or (c) in any other respect exercise any diligence whatever in collecting or attempting to collect any amount due under the Senior Credit or the Indenture and Credit Agreement by any means.

4. The Guarantor’s liability for payment of the Guaranteed Payments in the manner provided in this Agreement shall be absolute and unconditional; the Guarantor unconditionally and irrevocably waives each and every defense which, under principles of guarantee or suretyship law, would otherwise operate to impair or diminish such liability; and nothing whatever except actual full indefeasible payment to the Secured Party of the Guaranteed Payments shall operate to discharge the Guarantor’s liability hereunder. The Guarantor guarantees that, to the fullest extent permitted by law, the Guaranteed Payments will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Party with respect thereto.

Without limiting the generality of the foregoing, the Secured Party shall have the right, which may (subject to the specific consent rights of the Senior Creditors and other limitations provided in the Indenture and Credit Agreement), be exercised from time to time without diminishing or impairing the liability of the Guarantor in any respect, and without notice of any kind to the Guarantor, to: (a) extend any additional credit to the Trust; (b) accept any collateral, security or guarantee for any Guaranteed Payments; (c) accept partial payment of Guaranteed Payments by the Guarantor; (d) determine what, if anything, shall at any time be done with respect to any collateral or security; subordinate, sell, transfer, surrender, release or otherwise dispose of all or any of such collateral or security; and purchase or otherwise acquire any such collateral or security at foreclosure or otherwise; and (e) with or without consideration grant, permit or enter into any waiver, amendment, extension, modification, refinancing, indulgence, compromise, settlement, subordination, discharge or release of: (i) payment of any Guaranteed Payment by the Guarantor or any obligations of the Guarantor under any agreement relating to the Guaranteed Payments, (ii) any obligations of any other person or entity liable for payment of the Guaranteed Payments, and any agreement of such person relating to such obligations, and (iii) any collateral or security or agreement relating to collateral or security for any of the foregoing.

5. Except as set forth in Section 2 hereof with respect to delivery of the Payment Demand and other demands for payment, the Guarantor hereby unconditionally waives (a) presentment, notice of dishonor, protest, demand for payment and all notices of any kind, including without limitation, notice of: (i) acceptance hereof, (ii) creation of the Senior Credit, (iii) nonpayment, nonperformance or other default on any Guaranteed Payments, and (iv) any action taken to collect upon or enforce any Guaranteed Payments; (b) any setoffs or counterclaims against the Secured Party which would otherwise impair the Secured Party’s rights against the Guarantor hereunder; and (c) any other action, event or condition to the enforcement of this Agreement or the performance by the Guarantor of its obligations hereunder.

6. The Guarantor hereby unconditionally waives any subrogation to the rights of the Secured Party, the Senior Creditors, payees of Ordinary Administrative Expenses or the Arranging Agent against the Trust and any other claim against the Trust which arises as a result of payments made by the Guarantor pursuant to this Agreement, and agrees that its sole right to receive reimbursement from the Trust for any such payments shall be the right to receive reimbursement of Guaranteed Payments paid by the Guarantor (without interest on any such amount) as provided in the Indenture and Credit Agreement. To the extent the Guarantor has or acquires any other claims against the Trust, the Guarantor agrees that the Guaranteed Payments shall be prior to any such claims, whether or not the Trust becomes insolvent, and the Guarantor shall and does expressly subordinate any such claims to any claim that the Secured Party may now or hereafter have against the Trust in respect of the Guaranteed Payments.

7. The Guarantor has made an independent investigation and evaluation of the financial condition of the Trust and the value of any collateral, and has not relied (and will not rely) on any information or evaluation provided by the Certificateholder, the Secured Party, the Owner Trustee, or any other person regarding such condition or value. The Guarantor has reviewed the Indenture and Credit Agreement, the Loan Agreement, the Senior Notes Note Purchase Agreement and the forms of the Senior Notes and the Loan Note and understands the nature of the Guaranteed Payments, including that any payment by the Guarantor of amounts demanded for payment of any Guaranteed Payment pursuant to Section 2 hereof received after 4:00 p.m., New York City time, on the Business Day immediately preceding the related Payment Date (or, if the Payment Demand is not delivered by the Secured Party on or prior to the Business Day immediately following the related Monthly Measurement Date, then by 4:00 p.m., New York City time, on the third Business Day following delivery of the Payment Demand) will be considered to be a failure of the Guarantor to make a Guaranteed Payment when due.

8. The Guarantor represents and warrants that:

(a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the ownership of assets or the transaction of such business requires such qualification.

(b) The Guarantor has the power, authority and legal right to make, deliver and perform this Agreement and any other Basic Document to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and any other Basic Document to which it is a party. This Agreement and any other Basic Documents to which the Guarantor is a party constitute the legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with each of their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Guarantor of this Agreement or any other Basic Document to which it is a party or the validity or enforceability of this Agreement or any such Basic Document, other than such as have been met or obtained.

(c) The execution, delivery and performance of this Agreement by the Guarantor and all other agreements and instruments executed and delivered by the Guarantor or to be executed and delivered by the Guarantor in connection with the issuance and sale of the Senior Notes and the borrowing under the Loan will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or bylaws of the Guarantor or any other Basic Document to which the Guarantor is a party, or violate any contract or other agreement to which the Guarantor is a party or by which the Guarantor or any property or assets of the Guarantor may be bound, except to the extent such violation could not reasonably be expected to have a material adverse effect on the ability of the Guarantor to perform its obligations under this Agreement or any other Basic Document to which the Guarantor is a party.

(d) No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending or, to the knowledge of the Guarantor, threatened against the Guarantor or any properties of Guarantor or with respect to this Agreement, which, if adversely determined, could have a material effect on the ability of the Guarantor to perform its obligations under this Agreement or any other Basic Document to which the Guarantor is a party.

(e) No injunction, writ, restraining order or other order of any nature against the Guarantor adversely affects the Guarantor’s performance of its obligations under this Agreement or any other Basic Document to which the Guarantor is a party.

(f) The Guarantor is solvent and able to meet its debts as they become due, the fair market value of its assets exceeds the aggregate amount of its debts and liabilities, and the consummation of the transactions contemplated hereby will not cause the foregoing statements to become untrue.

(g) The obligations of the Guarantor under this Agreement are not junior, and will not be junior, in priority of payment or in any other respect to any unsecured indebtedness of the Guarantor.

(h) The Guarantor understands that it is the Trust’s intention that the Senior Credit and the Subordinated Note be treated as debt for federal income tax purposes, and agrees to so treat the Senior Credit and the Subordinated Note as debt instruments and to take no action inconsistent therewith.

(i) The Guarantor maintains a corporate policy that the Guarantor shall advise students attending schools owned and operated by the Guarantor to consider all federal student aid that is available.

9. The Guarantor hereby covenants that it will maintain, during the term of the Loan Purchase Agreement, its corporate policy that the Guarantor shall advise students attending schools owned and operated by the Guarantor to consider all federal student aid that is available.

10. The Guarantor hereby covenants that it will not arrange, directly or indirectly, for the prepayment of any Student Loan except as expressly permitted in the Basic Documents.

11. The Guarantor agrees: (i) to review each Monthly Report prior to its delivery by the Secured Party to the Creditors pursuant to Section 4.13(b) of the Indenture and Credit Agreement, as long as the Guarantor receives the applicable Monthly Report at least three Business Days prior to the date that the Secured Party delivers that Monthly Report to the Senior Creditors; and (ii) that, if the Guarantor is required to make a payment pursuant to the terms of clause (vi) of Section 1 of this Agreement and that payment is material to the Guarantor, the Guarantor will disclose that payment in a current report on Form 8-K with the SEC. Notwithstanding the foregoing: (a) no third party, including, without limitation, the Senior Creditors, can or shall rely in any way on the Guarantor’s agreement to review each Monthly Report (1) to absolve any such third party or Senior Creditor from its obligations in respect of federal or state securities laws or regulations or (2) for any reason or purpose that has the effect of transferring to the Guarantor any potential or actual responsibility, obligation or liability of the third party under the Securities Act ; and (b) the Guarantor neither has nor assumes, whether now or in the future, any responsibility, obligation or liability whatsoever that directly or indirectly relates to or arises from any of the Senior Creditors’ compliance with any of the federal or state securities laws or regulations.

12. The Guarantor shall provide to the Administrator and the Secured Party a certificate of an authorized officer of the Guarantor in the form of Exhibit B hereto (the “Quarterly Report”) on the second Business Day following the date on which the Guarantor files its Form 10-Q or Form 10-K, as applicable, with the Securities and Exchange Commission (the “SEC”) for each such fiscal quarter or fiscal year, as applicable, which Quarterly Report shall set forth the financial and operating information referred to therein as of the end of the immediately preceding fiscal quarter of the Guarantor. The Guarantor shall also provide to the Secured Party such other information regarding the financial condition of the Guarantor as the Secured Party may reasonably request from time to time.

13. This Agreement shall inure to the benefit of the Secured Party on behalf of the Senior Creditors, the payees of Ordinary Administrative Expenses, the Arranging Agent and their permitted successors and assigns and shall be binding upon the Guarantor and the Guarantor’s successors and assigns.

14. This is a continuing guarantee and shall continue in effect until the Guaranteed Payments shall be paid in full and such payments are not subject to any right of recovery, at which time this Agreement shall terminate and be of no further force and effect. The liability of the Guarantor hereunder shall be primary, absolute and unconditional under all circumstances. This Agreement will continue to be effective if the Guarantor merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

15. No invalidity, irregularity, voidability, voidness or unenforceability of, or default under, the Indenture and Credit Agreement, or any other Basic Document or any other agreement or instrument relating thereto, or of all or any part of the Guaranteed Payments or of any security therefor shall affect, impair or be a defense to the obligations of the Guarantor under this Agreement.

16. No act, omission or delay by the Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Secured Party of any default hereunder or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

17. This Agreement and the Indenture and Credit Agreement constitute the entire agreement between the Secured Party and the Guarantor with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon the Secured Party unless expressed herein or therein.

18. No amendment or waiver of any provision of this Agreement and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, subject to the specific consent rights of the Senior Creditors and other limitations provided in the Indenture and Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

19. The Guarantor may not delegate any of its obligations or duties under this Agreement without the prior written consent of the Secured Party.

20. This Agreement shall be governed by the laws of the State of New York without regard to the conflicts of law principles thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

21. The Guarantor hereby consents to the non-exclusive jurisdiction of any state or federal court situated in the City of New York, New York, and waives any objection based on lack of personal jurisdiction, improper venue or forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this Agreement, or any document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. Nothing herein shall affect the Secured Party’s right to serve process in any manner permitted by law, or limit the Secured Party’s right to bring proceedings against the Guarantor or its property or assets in the competent courts of any other jurisdiction or jurisdictions.

22. The Guarantor hereby waives any and all right to trial by jury in any action or proceeding relating to this Agreement, or any document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. The Guarantor represents that this waiver is knowingly, willingly and voluntarily given.

23. All notices, Quarterly Reports, Payment Demands, other requests for payment and other communications under this Agreement shall be in writing (including in electronic format), and sent to the address set forth below, or to such other address as the recipient shall have designated to the other party by written notice:

If intended for the Guarantor:

ITT Educational Services, Inc.

13000 North Meridian Street

Carmel, IN 46032

e-mail: dfitzpatrick@ittesi.com

Attention: Chief Financial Officer

Telephone: (317) 706-9200

Facsimile: (317) 706-9254

If intended for the Secured Party:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

100 Plaza One

Jersey City, NJ 07311-3901

Attention: Susan Barstock

Telephone: (201) 593-8421

Facsimile: (212) 553-2458

Email: susan.barstock@db.com

If intended for the Administrator:

Access Group, Inc.

P.O. Box 7430

5500 Brandywine Parkway

Wilmington, Delaware 19803

Attention: Vice President-Portfolio Management

Telephone: (302) 477-4071

Facsimile: (303) 477-4032

Email: pquigley@accessgroup.org

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Guarantor and the Secured Party have caused this Agreement to be executed and delivered by its duly authorized officer as of the date set forth above.

ITT EDUCATIONAL SERVICES, INC.

	By	/s/ Kevin M. Modany
	Name	Kevin M. Modany
	Title	Chairman and CEO

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Secured Party

By:	Deutsche Bank National Trust Company

	By	/s/ Susan Barstock
	Name	Susan Barstock
	Title	Vice President

	By	/s/ Mark DiGiacomo
	Name	Mark DiGiacomo
	Title	Assistant Vice President

EXHIBIT A

to

Guarantee Agreement

Form of Payment Demand

Payment Demand

ITT Educational Services, Inc.

13000 N. Meridian Street

Carmel, IN 46032

Attention: Chief Financial Officer

Deutsche Bank Trust Company Americas, as indenture trustee and collateral agent (the “Secured Party”) under the Indenture and Credit Agreement, dated as of January 20, 2010 (the “Indenture and Credit Agreement”), among PEAKS Trust 2009-1, as the issuer, Deutsche Bank National Trust Company, as the lender trustee, and the Secured Party, hereby demands payment under that certain Guarantee Agreement dated as of January 20, 2010 between ITT Educational Services, Inc. and the Secured Party (the “Guarantee Agreement”). Capitalized terms used in this demand and not otherwise defined shall have the meanings assigned in the Guarantee Agreement, or if not defined in the Guarantee Agreement, in the Indenture and Credit Agreement.

This demand is in respect of payment of a Guaranteed Payment due on                 , 20     (the “Specified Payment Date”). The following table sets forth the amount of Guaranteed Payments due on the Specified Payment Date, the amount of Available Funds and amounts on deposit in the Reserve Account under the Indenture and Credit Agreement available for payment of such Guaranteed Payments on the Specified Payment Date and the amount of the related shortfall (such shortfall, the “Required Payment”).

Guaranteed Payments		Amount of Guaranteed Payment Due	Available Funds and amounts on deposit in the Reserve Account available for payment of such Guaranteed Payments	Required Payment
i.	all Ordinary Administrative Expenses payable on the Specified Payment Date

ii.	all interest payable on the Senior Credit on the Specified Payment Date or at the maturity of the Senior Credit (including as a result of the acceleration of the maturity of the Senior Credit following an event of default under the Indenture and Credit Agreement),

iii.	principal due and payable on the Senior Credit at the maturity of the Senior Credit (including as a result of the acceleration of the maturity of the Senior Credit following an event of default under the Indenture and Credit Agreement),

A-1

iv.	any Call Premium due upon a prepayment in full of the Senior Credit,

v.	on any Specified Payment Date after the Payment Date in February 2012, the Arranging Agent Fee for such Payment Date

vi.	on any Specified Payment Date related to a Monthly Measurement Date on which the Asset/Liability Test is not satisfied, (x) an amount sufficient to reduce the Outstanding Amount of the Senior Credit to an amount that would satisfy the Asset/Liability Test if the Asset/Liability Test were calculated giving effect to such reduction, and (y) any Call Premium that is payable upon a payment of principal on the Senior Credit in the amount set forth in clause (x)

vii.	to the extent not otherwise covered pursuant to clauses (i) - (vi) above, any principal and interest payable on the Senior Credit when due and any Call Premium due upon a prepayment in full of the Senior Credit

Total:

You have agreed in the Guarantee Agreement to pay an amount equal to the Required Payment set forth above. Please make payment of the Required Payment in immediately available funds to the account identified below no later than 4:00 p.m., New York City time, on                      , 20    , which is the Business Day immediately preceding the Specified Payment Date (or, if this Payment Demand was not delivered on or prior to the Business Day immediately following the related Monthly Measurement Date, then by 4:00 p.m. New York City time on the third Business Day following delivery of this Payment Demand).

[Secured Party wire transfer information]

As provided in Section 7 of the Guarantee Agreement, payment received after 4:00 p.m., New York City time, on                      , 20    , which is the Business Day immediately preceding the Specified Payment Date (or, if this Payment Demand was not delivered by the Secured Party on or prior to the Business Day immediately following the related Monthly Measurement Date, then by 4:00 p.m., New York City time, on the third Business Day following delivery of this Payment Demand) will be considered to be a failure of the Guarantor to make a Guaranteed Payment when due.

Very truly yours,

DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee

By
Its

EXHIBIT B

to

Guarantee Agreement

Form of Quarterly Report

Quarterly Report

Deutsche Bank Trust Company Americas,

as Indenture Trustee and Collateral Agent

c/o Deutsche Bank National Trust Company

100 Plaza One

Jersey City, NJ 07311-3901

Attention: Susan Barstock

Access Group, Inc.

P.O. Box 7430

5500 Brandywine Parkway

Wilmington, Delaware 19803

Attention: Vice President-Portfolio Management

This certificate is delivered to you pursuant to that certain Guarantee Agreement dated as of January 20, 2010 (the “Guarantee Agreement”) between ITT Educational Services, Inc. and Deutsche Bank Trust Company Americas, as indenture trustee and collateral agent (the “Secured Party”). Capitalized terms used in this certificate and not otherwise defined shall have the meanings assigned in the Guarantee Agreement, or if not defined in the Guarantee Agreement, in the Indenture and Credit Agreement. The undersigned, on behalf of the Guarantor, hereby certifies to the Secured Party and the Administrator that as of the                     , 20     Quarterly Measurement Date, the following (in each case calculated as described in the Indenture and Credit Agreement) is true and correct in all respects:

1. The ratio of the Guarantor’s Debt on such date (exclusive of the amount of Guarantees that under GAAP are not required to be recorded as a liability on the Guarantor’s financial statements) to its EBITDA for the period of the four consecutive fiscal quarters ended on such date was          to 1.00.

2. The ratio of the Guarantor’s Debt on such date (inclusive of the amount of Guarantees that under GAAP are not required to be recorded as a liability on the Guarantor’s financial statements) to its EBITDA for the period of the four consecutive fiscal quarters ended on such date was          to 1.00.

3. The sum of the entries “cash,” “cash equivalents” and “restricted cash” (or any such substantially similar category that is a successor to any such category as noted on the financial statements of the Guarantor) on the balance sheet of the Guarantor, determined in accordance with GAAP, plus Short Term Investments of the Guarantor, was $                    .

B-1

4. The sum of the entries “cash,” “cash equivalents,” “restricted cash” and “short-term investments” (or any such substantially similar category that is a successor to any such category as noted on the financial statements of the Guarantor) on the balance sheet of the Guarantor, determined in accordance with GAAP, plus the amount available to be drawn under a revolving credit facility available to the Guarantor, was $                    .

5. Schools owned and operated by the Guarantor representing [    ]% of the Guarantor’s revenues for the four consecutive fiscal quarters ended on such date were ineligible to receive funds provided pursuant to Title IV of the Higher Education Act of 1965, as amended.

Based on the foregoing, a Trigger is [not] in effect with respect to the above mentioned Quarterly Measurement Date.

IN WITNESS WHEREOF, the Guarantor has caused this certificate to be executed and delivered by its [duly authorized officer] as of the      day of                     , 20    .

ITT EDUCATIONAL SERVICES, INC.

By:
Title:

B-2